SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2004

THE GOODYEAR TIRE & RUBBER COMPANY
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-1927 (Commission File Number)	34-0253240 (I.R.S. Employer Identification No.)

1144 East Market Street, Akron, Ohio (Address of principal executive offices)	44316-0001 (Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Item 5. Other Events

     On June 28, 2004, The Goodyear Tire & Rubber Company (“Goodyear”) issued a news release announcing that it intends to commence an offering of approximately $150 million aggregate principal amount of convertible notes, subject to market and other customary conditions. The news release also states that Goodyear expects to grant the initial purchasers a 30-day option to purchase up to an additional $50 million aggregate principal amount of notes. The news release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7. Exhibits

Designation of
Exhibits in this Report	Description of Exhibit
99.1	News Release dated June 28, 2004.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY
Date: June 28, 2004	By /s/ Richard J. Kramer Richard J. Kramer Executive Vice President and Chief Financial Officer